UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)

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☒    No fee required.

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☐    Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

Due to an administrative error, the Proxy Statement for Signet Jewelers Limited’s 2013 Annual General Meeting of Shareholders (“AGM”) misstated the number of our Common Shares reported as outstanding as of the record date for the AGM and entitled to vote. (We inadvertently included treasury shares in the number we provided.)  The correct number of Common Shares is 81,365,512 and not 87,182,055 Common Shares as shown on page 2 of the Proxy Statement.  A copy of the amendment to the Proxy Statement is below.

Definitive Additional Material
Related to Proxy Statement filed April 26, 2013

Signet Jewelers Limited (the “Company”) hereby amends its Definitive Proxy Statement filed on April 26, 2013 (the “Definitive Proxy Statement”) to amend the number of Common Shares (excluding treasury shares) outstanding on April 12, 2013 set out on page 2 of the Definitive Proxy Statement to 81,365,512 Common Shares.

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